Rule 424(b)(3)
Registration No. 333-132201

Pricing Supplement dated July 28, 2006
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Fixed Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PYW0

Principal Amount (in Specified Currency): $31,500,000
Issue Price: 100%
Trade Date: July 28, 2006
Original Issue Date: August 3, 2006
Stated Maturity Date: August 3, 2009

Interest Rate: 5.33% per annum
Interest Payment Dates: Each February 3 and August 3, commencing
   February 3, 2007

Net Proceeds to Issuer: 99.725%
Agent's Discount or Commission: 0.275%
Agent: Toyota Financial Services Securities USA Corporation
Agent's Capacity:
	[X ] Agent
	[ ] Principal

Day Count Convention:
	[X]  30/360
	[ ]  Actual/360
	[ ]  Actual/Actual

Redemption: Not Applicable
Redemption Dates:
Notice of Redemption:

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:




Original Issue Discount:	 No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Specified Currency: U.S. dollars
Minimum Denominations: $1,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated